Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP ANNOUNCES RESULTS FOR QUARTER AND YEAR ENDED DECEMBER 31, 2008

FOURTH QUARTER HIGHLIGHTS

    --  Diluted FFO per share of $0.48, including merger-related charges and impairments of $0.06 per share, of which $0.05 relates to the previously announced portfolio transition to Emeritus; diluted EPS of $0.14 per share

    --  Completed $200 million unsecured term loan

    --  Negotiated early repayment of $120 million of mortgage debt at a discount

FULL YEAR HIGHLIGHTS

    --  Diluted FFO per share of $2.25, representing year-over-year growth of 5%; diluted EPS of $1.79 per share

    --  Raised over $2.4 billion during 2008:

--   $1.0 billion from equity issuances

--   $763 million from debt financings

--   $656 million from asset dispositions

    --  Active asset management program:

--   Repositioned Tenet hospital portfolio

--   Repositioned Lusk life science campus achieving mark-to-market rent improvement

--   Transitioned 11-property senior housing portfolio to Emeritus

    --  HCP added to the S&P 500 Index

LONG BEACH, CA, February 10, 2009 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended December 31, 2008.  Funds from operations (“FFO”) applicable to common shares was $121.5 million, or $0.48 per diluted share, for the quarter ended December 31, 2008, compared to FFO applicable to common shares of $117.2 million, or $0.54 per diluted share, in the year-ago period. FFO applicable to common shares was $538.3 million, or $2.25 per diluted share, for the year ended December 31, 2008, compared to FFO applicable to common shares of $449.1 million, or $2.14 per diluted share, in the year-ago period.

FFO applicable to common shares for the quarter ended December 31, 2008 includes the impact of $0.07 per diluted share of the following: (i) impairments of $0.06 per share ($0.05 per share relates to the previously announced portfolio transition to Emeritus); (ii) recognized losses on marketable securities and charges related to hedge ineffectiveness of $0.02 per share; and (iii) a gain of $0.01 per share related to the early repayment of $120 million of mortgage debt at a discount. FFO applicable to common shares for the quarter ended December 31, 2007 includes the impact of merger-related charges of $0.01 per diluted share.

FFO applicable to common shares for the year ended December 31, 2008 includes the impact of $0.02 per diluted share of the following: (i) impairments and merger-related charges of $0.13 per share; (ii) recognized losses on marketable securities and charges related to hedge ineffectiveness of $0.04 per share; (iii) lease termination income of $0.07 per share resulting from the early termination of three leases in our life science segment; (iv) a gain of $0.01 per share related to the early repayment of $120 million of mortgage debt at a discount; and (v) income of $0.11 per share related to the settlement of various disputes with Tenet Healthcare Corporation. FFO applicable to common shares for the year ended December 31, 2007 includes the impact of $0.01 per diluted share of the following: (i) merger-related charges of $0.10 per share; (ii) straight-line rental income of $0.07 per share, resulting from our change in estimate related to the collectibility of straight-line rental income; and (iii) income of $0.02 per share related to the exercise of purchase options by two direct financing lease tenants. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended December 31, 2008 was $35.1 million, or $0.14 per diluted share, compared to net income applicable to common shares of $45.0 million, or $0.21 per diluted share, in the year-ago period. Net income applicable to common shares for the year ended December 31, 2008 was $427.4 million, or $1.79 per diluted share, compared to net income applicable to common shares of $567.9 million, or $2.71 per diluted share, in the year-ago period. Net income applicable to common shares for the year ended December 31, 2008 includes gain on sales of real estate of $228.6 million, compared to gain on sales of real estate and real estate interest of $413.7 million in the year-ago period.

INVESTMENT TRANSACTIONS

During the quarter ended December 31, 2008, we made investments aggregating $35 million through the purchase of debt securities and funding of construction and other capital projects, and we sold four properties with an aggregate value of $13 million.

During the year ended December 31, 2008, we made investments aggregating $228 million though the acquisition of a senior housing facility for $11 million, purchase of debt securities for $30 million, purchase of a joint venture interest valued at $29 million and funding of $158 million for construction and other capital projects primarily in our life science segment. During the year ended December 31, 2008, we sold $656 million of investments from the following segments: (i) $438 million of hospitals; (ii) $97 million of skilled nursing; (iii) $94 million of medical office; and (iv) $27 million of senior housing.

FINANCING TRANSACTIONS

During the quarter ended December 31, 2008, we completed the following financing transactions:

On October 24, 2008, we entered into a credit agreement with a syndicate of banks for a $200 million unsecured term loan. The term loan accrues interest at a rate of LIBOR plus 2.00%, based on our current debt ratings, and matures in August 2011. The net proceeds of $197 million from the term loan were used to repay a portion of our outstanding indebtedness under our bridge loan facility.

On December 19, 2008, we recognized a gain of $2.4 million, or $0.01 per diluted share, related to the negotiated early repayment of $120 million of mortgage debt, at a discount. The mortgage debt, with an original maturity of January 27, 2009, was repaid with funds available under our revolving line of credit facility.

OTHER EVENTS

On December 1, 2008, we completed the transfer of an 11-property senior housing portfolio to Emeritus Corporation (“Emeritus”). As previously announced, in connection with the transfer, we recognized impairments of lease related intangible assets of $12 million, or $0.05 per diluted share.

DIVIDEND

On February 2, 2009, we announced that our Board of Directors declared a quarterly cash dividend on our common stock of $0.46 per share, compared with $0.455 per share in the previous quarter. The dividend will be paid on February 23, 2009 to stockholders of record as of the close of business on February 9, 2009.

FUTURE OPERATIONS

For the full year 2009, we presently expect net income applicable to common shares to range between $1.03 and $1.09 per diluted share and FFO applicable to common shares to range between $2.15 and $2.21 per diluted share.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, February 10, 2009 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2008. The conference call is accessible by dialing (866) 383-8119 (U.S.) or (617) 597-5344 (International). The participant passcode is 74871230. The webcast is accessible via the Company’s website at www.hcpi.com. The link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time) on February 10, 2009 through February 24, 2009 on the Company’s website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 80648513. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that, together with its consolidated subsidiaries, invests primarily in real estate serving the healthcare industry in the United States. As of December 31, 2008, the Company’s portfolio of properties, excluding assets held for sale but including properties owned by our Investment Management Platform, totaled 694 properties among the following segments: 264 senior housing, 104 life science, 251 medical office, 24 hospital and 51 skilled nursing. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, gain on sales of real estate, real estate depreciation and amortization, and joint venture adjustments for the full year of 2009. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the Company’s ability to achieve its expected benefits from acquisitions, including integrating and preserving the goodwill of those companies; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; the Company’s ability to realize the benefits of its mezzanine investments; the ability of the Company’s lessees and  mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties, including without limitation obligations to their lenders or other obligees under their financing arrangements; the bankruptcy or insolvency of our operators, lessees, borrowers or other obligors; the effect of any restructuring of the Company’s contractual relationships with such entities; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; changes in the Company’s management; litigation claims and developments; costs of compliance with building regulations; changes in tax laws and regulations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact:

HCP

Mark A. Wallace

Executive Vice President – Chief Financial Officer and Treasurer

(562) 733-5100

HCP, Inc.

Summary of Information

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Total revenues	$263,265	$254,281	$1,025,818	$907,361

Net income applicable to common shares	$35,089	$45,013	$427,365	$567,885

Basic earnings per common share	$0.14	$0.21	$1.80	$2.73

Diluted earnings per common share	$0.14	$0.21	$1.79	$2.71

Weighted average shares used to calculate diluted earnings per common share	252,904	216,917	238,296	209,254

Funds from operations applicable to common shares (1)	$121,493	$117,241	$538,276	$449,091

Diluted funds from operations applicable to common shares (1)	$123,312	$122,087	$551,250	$464,024

Basic funds from operations per common share (1)	$0.48	$0.54	$2.27	$2.16

Diluted funds from operations per common share (1)	$0.48	$0.54	$2.25	$2.14

Weighted average shares used to calculate diluted funds from operations per common share (1)	256,847	227,014	244,974	217,240

Impact of merger-related charges and impairments:
Merger-related charges (2)	$724	$3,789	$3,897	$21,846
Impairments (3)	14,426	–	27,851	–
	$15,150	$3,789	$31,748	$21,846

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.06	$0.01	$0.13	$0.10

(1) The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations (“FFO”) was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

(2) Merger-related charges in the periods ended December 31, 2008 and 2007 include the amortization of fees associated with our acquisition financing for Slough Estates USA Inc. (“SEUSA”), as well as other SEUSA integration costs. Merger-related charges in the periods ended December 31, 2007 also include the amortization and write-off of fees associated with our acquisition financing for CNL Retirement Properties, Inc. (“CRP”), severance and retention-related compensation, as well as other CRP integration costs.

(3) In the three months and year ended December 31, 2008, included in interest and other income, net, are impairments of $0.4 million related to two of the Company’s investments in unconsolidated joint ventures.

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)
Revenues:
Rental and related revenues	$226,295	$216,002	$878,899	$765,074
Tenant recoveries	20,992	21,945	82,847	64,854
Income from direct financing leases	14,503	14,815	58,149	63,852
Investment management fee income	1,475	1,519	5,923	13,581
Total revenues	263,265	254,281	1,025,818	907,361

Costs and expenses:
Depreciation and amortization	81,292	75,414	314,632	258,947
Operating	48,500	50,041	192,632	175,256
General and administrative	19,042	14,804	75,686	68,401
Impairments	14,026	—	24,660	—
Total costs and expenses	162,860	140,259	607,610	502,604

Other income (expense):
Gain on sale of real estate interest	—	—	—	10,141
Interest and other income, net	28,373	20,855	156,752	75,580
Interest expense	(83,902)	(101,045)	(348,402)	(355,479)
Total other income (expense)	(55,529)	(80,190)	(191,650)	(269,758)

Income before income taxes, equity income (loss) from unconsolidated joint ventures and minority interests’ share in earnings	44,876	33,832	226,558	134,999
Income taxes	512	(2,465)	(4,292)	(1,460)
Equity income (loss) from unconsolidated joint ventures	(410)	1,887	3,326	5,645
Minority interests’ share in earnings	(4,848)	(6,194)	(21,263)	(23,536)
Income from continuing operations	40,130	27,060	204,329	115,648

Discontinued operations:
Income (loss) before impairments and gain on sales of real estate, net of income taxes	(553)	11,920	18,353	69,783
Impairments	—	—	(2,791)	—
Gain on sales of real estate, net of income taxes	794	11,315	228,604	403,584
Total discontinued operations	241	23,235	244,166	473,367

Net income	40,371	50,295	448,495	589,015
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)

Net income applicable to common shares	$35,089	$45,013	$427,365	$567,885

Basic earnings per common share:
Continuing operations	$0.14	$0.10	$0.77	$0.45
Discontinued operations	—	0.11	1.03	2.28
Net income applicable to common shares	$0.14	$0.21	$1.80	$2.73

Diluted earnings per common share:
Continuing operations	$0.14	$0.10	$0.77	$0.45
Discontinued operations	—	0.11	1.02	2.26
Net income applicable to common shares	$0.14	$0.21	$1.79	$2.71

Weighted average shares used to calculate earnings per common share:
Basic	252,497	215,645	237,301	207,924

Diluted	252,904	216,917	238,296	209,254

HCP, Inc.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net income applicable to common shares	$35,089	$45,013	$427,365	$567,885
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	81,292	75,414	314,632	258,947
Discontinued operations	192	3,885	6,604	22,232
Gain on sales of real estate and real estate interest	(794)	(11,315)	(228,604)	(413,725)
Equity (income) loss from unconsolidated joint ventures	410	(1,887)	(3,326)	(5,645)
FFO from unconsolidated joint ventures	5,909	6,981	24,125	22,800
Minority interests’ share in earnings (1)	4,848	6,364	21,903	24,356
Minority interests’ share in FFO	(5,453)	(7,214)	(24,423)	(27,759)
Funds from operations applicable to common shares (2)	$121,493	$117,241	$538,276	$449,091

Distributions on convertible units	$1,819	$4,846	$12,974	$14,933

Diluted funds from operations applicable to common shares (2)	$123,312	$122,087	$551,250	$464,024

Basic funds from operations per common share (2)	$0.48	$0.54	$2.27	$2.16

Diluted funds from operations per common share (2)	$0.48	$0.54	$2.25	$2.14

Weighted average shares used to calculate diluted funds from operations per common share	256,847	227,014	244,974	217,240

Impact of merger-related charges and impairments:
Merger-related charges (3)	$724	$3,789	$3,897	$21,846
Impairments (4)	14,426	–	27,851	–
	$15,150	$3,789	$31,748	$21,846

Per common share impact of merger-related charges and impairments on diluted funds from operations	$0.06	$0.01	$0.13	$0.10

(1) In the three months ended December 31, 2007 and the years ended December 31, 2008 and 2007, included in discontinued operations, are minority interests’ share in earnings of $170,000, $640,000 and $820,000, respectively.

(2) The Company believes that funds from operations applicable to common shares, diluted funds from operations applicable to common shares and basic and diluted funds from operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term funds from operations was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.

(3) Merger-related charges in the periods ended December 31, 2008 and 2007 include the amortization of fees associated with our acquisition financing for SEUSA, as well as other SEUSA integration costs. Merger-related charges in the periods ended December 31, 2007 also include the amortization and write-off of fees associated with our acquisition financing for CRP, severance and retention-related compensation, as well as other CRP integration costs.

(4) In the three months and year ended December 31, 2008, included in interest and other income, net, are impairments of $0.4 million related to two of the Company’s investments in unconsolidated joint ventures.

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31,
	2008	2007
Assets
Real estate:
Buildings and improvements	$7,762,217	$7,493,944
Development costs and construction in progress	224,361	372,527
Land	1,551,168	1,564,820
Less accumulated depreciation and amortization	827,655	605,881
Net real estate	8,710,091	8,825,410

Net investment in direct financing leases	648,234	640,052
Loans receivable, net	1,076,392	1,065,485
Investments in and advances to unconsolidated joint ventures	272,929	248,894
Accounts receivable, net of allowance of $18,413 and $23,109, respectively	34,211	44,892
Cash and cash equivalents	57,562	96,269
Restricted cash	35,078	36,427
Intangible assets, net	507,100	623,073
Real estate held for sale, net	15,423	425,137
Other assets, net	492,806	516,133

Total assets	$11,849,826	$12,521,772

Liabilities and Stockholders’ Equity
Bank line of credit	$150,000	$951,700
Bridge and term loans	520,000	1,350,000
Senior unsecured notes	3,523,513	3,819,950
Mortgage debt	1,641,734	1,277,291
Mortgage debt on assets held for sale	–	3,470
Other debt	102,209	108,496
Intangible liabilities, net	232,654	278,143
Accounts payable and accrued liabilities	211,691	238,093
Deferred revenue	60,185	51,649
Total liabilities	6,441,986	8,078,792
Minority interests:
Joint venture partners	12,912	33,436
Non-managing member unitholders	193,657	305,835
Total minority interests	206,569	339,271

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized 253,601,454 and 216,818,780 shares issued and outstanding, respectively	253,601	216,819
Additional paid-in capital	4,873,727	3,724,739
Cumulative dividends in excess of earnings	(130,068)	(120,920)
Accumulated other comprehensive loss	(81,162)	(2,102)

Total stockholders’ equity	5,201,271	4,103,709

Total liabilities and stockholders’ equity	$11,849,826	$12,521,772

HCP, Inc.

Projected Funds From Operations (1)

(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2009):	2009
	Low	High

Diluted earnings per common share	$ 1.03	$ 1.09
Gain on sales of real estate	(0.14)	(0.14)
Real estate depreciation and amortization	1.18	1.18
Joint venture adjustments	0.08	0.08
Diluted funds from operations per common share (2)	$ 2.15	$ 2.21

(1) Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development activities, property dispositions and the earnings impact of the events referenced in this release. Expect as otherwise noted, these estimates do not reflect the potential impact of future property acquisitions, impairments, the bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any restructuring of the Company’s contractual relationships with such entities, realized gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or equity securities or existing and future litigation matters. By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2) The Company believes that diluted funds from operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company.